Exhibit 99.1

Acquicor Technology Inc. Announces Record Date for Special Meeting of Stockholders and Approves Stock Repurchase Program

NEWPORT BEACH, CA - (January 11, 2007) - Acquicor Technology Inc. (AMEX: AQR), announced today that it has established a record date of January 16, 2007 for a special meeting of its common stockholders to consider and vote upon several proposals, including a proposal to approve a merger pursuant to which a wholly-owned subsidiary of Acquicor will merger with and into Jazz Semiconductor, Inc. Upon completion of the merger, Jazz will be the surviving corporation and will become a wholly-owned subsidiary of Acquicor. The date of the special meeting of stockholders has not yet been set.

Acquicor also announced today that its Board of Directors has authorized a stock and warrant repurchase program, under which the company may purchase up to $50 million of the company’s common stock and warrants through July 15, 2007. The stock and warrant repurchase program would be subject to the completion of the company’s proposed merger with Jazz and the release of the escrowed proceeds from the issuance and sale of $166.8 million principal amount of 8% convertible senior notes due 2011.

Purchases under the stock and warrant repurchase program will be made from time to time after the completion of the merger at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The program may be discontinued at any time. The stock repurchase program will be funded using the company’s working capital.

About Acquicor

Acquicor (AMEX: AQR) is a company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in the trust account pending the completion of a business combination. On September 26, 2006, Acquicor and Jazz Semiconductor, Inc. announced that they have entered into a merger agreement. The merger is expected to be completed in the first quarter of 2007 subject to a number of closing conditions. For more information, please visit http://www.acquicor.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed merger with Jazz Semiconductor, Inc. and expected purchases under the stock and warrant repurchase program. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s actual stock and warrant repurchases could be materially less than the aggregate repurchase authorized due to the company’s decision to discontinue the program, market conditions being unfavorable for stock and warrant repurchases or the company’s need to use its working capital for other purposes. In addition, the implementation of the stock and warrant repurchase program is conditioned upon the release of the escrowed proceeds from Acquicor’s 8% convertible senior notes due 2011 and the completion of the merger with Jazz Semiconductor, Inc., which could be affected by many factors, including, without limitation, the following: (1) Acquicor stockholder approval of the merger and a proposed authorized share increase, (2) the scope and timing of SEC and other regulatory agency review, (3) Jazz Semiconductor’s future financial performance and (4) general economic and financial market conditions. Risk Factors relating to the merger and Acquicor’s business include those disclosed in Acquicor’s filings with the SEC. Acquicor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. Acquicor assumes no obligation to update forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger with Jazz Semiconductor, Inc. and the required stockholder approval, Acquicor has filed a preliminary proxy statement on Schedule 14A and intends to file a definitive proxy statement on Schedule 14A with the SEC which will be mailed to its stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of January 16, 2007. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about the company, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and such other materials at www.acquicor.com, or obtain copies of such materials by request to the company’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

The company and its officers and directors may be deemed to have participated in the solicitation of proxies from the company’s stockholders in favor of the approval of the proposed merger with Jazz Semiconductor, Inc. Information concerning the company’s directors and executive officers is set forth in the publicly filed documents of the company. Stockholders may obtain more detailed information regarding the direct and indirect interests of the company and its directors and executive officers in the proposed merger by reading the preliminary proxy statement and other publicly filed documents of the company and the definitive proxy statement regarding the proposed merger, which will be filed with the SEC.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in the company’s initial public offering, and Paul A. Pittman, a consultant to the company and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from the company’s stockholders in favor of the approval of the proposed merger with Jazz Semiconductor, Inc. Stockholders may obtain information concerning the direct and indirect interests of such parties in the proposed merger by reading the preliminary proxy statement and other publicly filed documents of the company and the definitive proxy statement regarding the proposed merger, which will be filed with the SEC.

Contact:

Public & Investor Relations:
Market Street Partners
Kate Sidorovich / Jon Avidor, 415-445-3236 / 415-445-3234
kate@marketstreetpartners.com
jon@marketstreetpartners.com

or

For Acquicor:
Market Street Partners
Cheryl Reiss, 415-445-3237

cheryl@marketstreetpartners.com